UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2021
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SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of New Director.
On December 10, 2021, the Board of Directors (“Board”) of SkyWater Technology, Inc. (the “Company”) elected Nancy Fares and Chunyi (Amy) Leong to serve on the Board effective January 3, 2021. Each of the newly-elected Directors will serve as a Director for a term expiring at the Company’s 2022 Annual Meeting of Stockholders.
Ms. Fares has served as a strategic advisor and board member with Olarm, an application-based home security provider since July 2018. Ms. Fares previously served as Vice President Software Product Management at Qualcomm, Inc. from August 2016 to December 2018. Prior to joining Qualcomm, Ms. Fares held senior leadership positions at NXP Semiconductors N.V., Foravest, LLC, Micralyne Inc. and Texas Instruments Incorporated. Ms. Fares holds a B.S. in Electrical Engineering from the University of Texas at Dallas, a M.S. in Telecommunications from Southern Methodist University and an Executive M.B.A. from the University of Texas at Austin.
Ms. Leong has served as the Senior Vice President, Chief Marketing Officer, Mergers & Acquisitions, and General Manager of Emerging Growth Business Unit of FormFactor, Inc. since November 2017, having previously served as Senior Vice President, Marketing and Customer Solutions since October 2012 and as Vice President, Marketing for MicroProbe Inc. before its acquisition by FormFactor. Prior to MicroProbe, Ms. Leong worked in a variety of semiconductor process engineering and technologist roles at Gartner, KLA Corporation and IBM. Ms. Leong has served as an Advisory Board Member of International Semiconductor Executive Summits since 2016 and as a director of Simple Steps Community Connection, a nonprofit organization supporting women leadership initiatives, since 2020. Ms. Leong received a B.S. in Chemical Engineering from the University of California at Berkley and a M.S. in Materials Science and Engineering from Stanford University.
The Board has determined that each of the newly-elected Directors is independent under Nasdaq rules. Ms. Fares will serve on the Compensation Committee of the Board and Ms. Leong will serve on the Nominating and Governance Committee of the Board.
The newly-elected Directors’ compensation will be consistent with that of other non-employee directors paid by the Company pursuant to its Non-Employee Director Compensation Policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Such will be pro-rated to reflect the actual time the newly-elected Directors serve on the Board. In addition, the Board has approved a pro-rated annual grant of restricted stock units pursuant to the Company’s standard form of restricted stock unit agreement for Directors.
There are no arrangements or understandings between any of Ms. Fares and Ms, Leong, on the one hand, and any other person, on the other hand, pursuant to which any of them, respectively, was selected as a director, and there are no transactions related to the Company in which any of them has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, in connection with their respective appointments, each of the newly-elected Directors will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, as generally described under “Executive and Director Compensation – Indemnification of Directors and Officers and Limitation of Liability” in the Company’s S-1 Registration Statement filed with the U.S. Securities and Exchange Commission on March 22, 2021.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following documents are filed as exhibits to this report:

Exhibit Number	Description of Exhibit

10.1	SkyWater Technology, Inc. Non-Employee Director Compensation Policy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: December 15, 2021	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	President and Chief Executive Officer